SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (or Date of Earliest Event Reported): July 3, 1997



                             CAIRN ENERGY USA, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                  0-10156                  23-2169839
--------------------------- ------------------------   -----------------------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
incorporation or organization)                            Identification No.)

8115 Preston Road, Suite 500
     Dallas, Texas                                             75225
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (214) 369-0316

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ITEM 5.  OTHER EVENTS.

I.       Merger

         On July 3, 1997, Cairn Energy USA, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Meridian Resource Corporation, a Texas corporation ("TMR"), and a wholly-owned subsidiary ("Sub") of TMR, providing for the acquisition by TMR of the Company pursuant to an expected tax-free merger (the "Merger") in which the stockholders of the Company will receive 1.08 shares of TMR's common stock, $.01 par value ("TMR Stock"), in exchange for each outstanding share of the Company's common stock, $.01 par value (the "Company's stock"). Based on the number of shares of the Company's Stock outstanding as of June 30, 1997, a total of approximately 18.9 million shares of TMR Stock would be issued in the Merger.

         The Merger is subject to various conditions, including the receipt of all required regulatory approvals and the expiration or termination of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Act. Although there can be no assurance that the Merger will close, the Company currently anticipates that the acquisition will be consummated shortly after the receipt of such regulatory approvals and the approval of the Merger by the stockholders of the Company and TMR.

         The description of the terms and conditions of the Merger Agreement in this report are qualified in their entirety by reference to the Merger Agreement that is filed as an exhibit hereto and is hereby incorporated herein by reference. A copy of the press release announcing the signing of the Merger Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

II.      Amendment of Rights Agreement

         In connection with the Merger, the Board of Directors of the Company amended (the "Amendment") the Rights Agreement (the "Rights Agreement") dated as of April 1, 1997, between the Company and Stock Transfer Company of America, Inc., as Rights Agent. See the Company's Form 8-K filed April 3, 1997.

         The Amendment specifically permits the Merger and the purchase by TMR of the Company's Stock. The Amendment further provides for the expiration of the Rights (as that term is defined in the Rights Agreement) upon the closing of the Merger.

III.     Amendment of Employment Agreements

         In connection with the Merger, the Board of Directors of the Company amended the employment agreements (the "Agreements") of Michael R. Gilbert and Robert P. Murphy, extending the term of each of the Agreements for one (1) year. As amended, the Agreements will expire on December 31, 1998.


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IV.      Litigation Concerning the Merger

         On July 7, 1997, a lawsuit was filed in the Delaware Chancery Court in the county of New Castle against the Company, its directors and TMR. The lawsuit, a proposed class action, alleges that the Company's Board of Directors breached their fiduciary duties to the Company's stockholders in connection with the Merger. The lawsuit also alleges that TMR aided and abetted the alleged breach of fiduciary duty by the directors of the Company. The lawsuit seeks to enjoin the Merger, and, in the alternative, seeks rescission of the Merger. The lawsuit also seeks compensatory damages, attorneys fees and other costs from the defendants. The Company believes that the lawsuit is without merit and intends to vigorously contest it.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS,
         AND EXHIBITS

(c)      EXHIBITS

         2.1 Agreement and Plan of Merger dated as of July 3, 1997, by and among The Meridian Resource Corporation, C Acquisition Corp. and Cairn Energy USA, Inc.

         4.1 First Amendment to Rights Agreement, dated as of July 3, 1997, by and between Cairn Energy USA, Inc. and Stock Transfer Company of America, Inc.

         99.1 Press Release of the Company dated July 7, 1997, announcing the signing of the Merger Agreement.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 15, 1997                        CAIRN ENERGY USA, INC.



                                            By:    /S/ Michael R. Gilbert
                                                   ------------------------
                                            Name:  Michael R. Gilbert
                                            Title: President

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                                  EXHIBIT INDEX


                                                                   Sequentially
Exhibit                                                              Numbered
  No.                           Exhibit Description                    Page

  2.1          Agreement and Plan of Merger dated as of July 3,
               1997, by and among The Meridian Resource Corpora-tion, C Acquisition Corp. and Cairn Energy USA, Inc.

  4.1          First Amendment to Rights Agreement, dated as of
               July 3, 1997, by and between Cairn Energy USA, Inc. and Stock Transfer Company of America, Inc.

 99.1 Press Release of the Company dated July 7, 1997, announcing the signing of the Merger Agreement.



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